UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):       March 25, 2011

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On March 25, 2011, American Hallmark Insurance Company of Texas (the “Buyer”), a wholly-owned subsidiary of Hallmark Financial Services, Inc. (the “Registrant”), executed a Stock Purchase Agreement with Robert C. Siddons, Stephen W. Gurasich, Andrew J. Reynolds, Paul W. Keller, Kerry A. Keller and Austin Engineering Co., Inc. (collectively, the “Sellers”) with respect to the acquisition of all of the issued and outstanding capital stock of TBIC Holding Corporation, Inc. (“TBIC Holding”).  TBIC Holding has two wholly-owned subsidiaries, Texas Builders Insurance Company (“TBIC”) and TBIC Risk Management, Inc. (“TBICRM”).  TBIC is a Texas domiciled workers’ compensation insurance carrier.  TBICRM provides risk management services to customers of TBIC.  Prior to execution of the Stock Purchase Agreement, there was no material relationship between any of the Sellers, TBIC Holding, TBIC, TBICRM or any of their affiliates, on the one hand, and the Buyer, the Registrant or any of their affiliates, on the other hand.

Under the Stock Purchase Agreement, the total consideration for the Buyer’s acquisition of TBIC Holding consists of a base purchase price payable in cash at closing (subject to post-closing adjustments), a holdback purchase price payable following four full calendar quarters after closing and a contingent purchase price payable following 16 full calendar quarters after closing, in each case based upon a formula contained in the Stock Purchase Agreement.  The base purchase price is presently estimated at approximately $1.7 million, the holdback purchase price is an amount up to $350,000 and the contingent purchase price is an amount up to $3.0 million.  The Registrant expects to fund the base purchase price out of working capital.

Closing of the acquisition is subject to regulatory approval and satisfaction of other customary closing conditions.  The Stock Purchase Agreement contains restrictive covenants of the Sellers, including a covenant not to compete against TBIC Holding for a period of four years after closing (subject to certain exceptions).  In addition, pursuant to the Stock Purchase Agreement, at closing Robert C. Siddons, Benjamin A. Siddons and Andrew J. Reynolds will enter into consulting or employment agreements with TBIC.

The descriptions of the Stock Purchase Agreement set forth above are qualified in their entirety by reference to the definitive agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01            Financial Statements and Exhibits

(c)         Exhibits.

10.1
Stock Purchase Agreement dated March 25, 2011, between American Hallmark Insurance Company of Texas and Robert C. Siddons, Stephen W. Gurasich, Andrew J. Reynolds, Paul W. Keller, Kerry A. Keller and Austin Engineering Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: March 25, 2011	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore, Chief Accounting Officer